                                      LEASE

                                     between

                         AQUILA BIOPHARMACEUTICALS, INC.

                                    Landlord

                                       and

                             BIOMERIEUX VITEK, INC.

                                     Tenant










                             Dated: October 22, 1996

                                TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----

Table of Contents ...........................................................i
   1.  Introductory Provisions ..............................................1
       (a) Fundamental Lease Provisions .....................................1
       (b) References and Conflicts .........................................2
       (c) Exhibits..........................................................2
   2.  Premises .............................................................2
       (a) Leased Premises ..................................................2
       (b) The Property .....................................................2
       (c) Tenant's Proportionate Share......................................3
   3.  Term and Acceptance by Tenant ........................................3
       (a) Lease Term .......................................................3
       (b) Renewal Option ...................................................3
       (c) Acceptance of Leased Premises.....................................5
       (d) Permits...........................................................5
   4.  Rent  ................................................................5
       (a) Minimum Annual Rent ..............................................5
       (b) Additional Rent ..................................................5
              (i)    General ................................................5
             (ii)    Real Estate Taxes ......................................6
            (iii)    Insurance ..............................................7
             (iv)    Utility Expenses Not Separately Metered ................9
              (v)    Landlord's Enforcement Costs ...........................9
       (c) Payment of Rent ..................................................9
   5.  Use .................................................................10
       (a) Use .............................................................10
       (b) Compliance With Laws, Fire Insurance, Condition of
             Leased Premises ...............................................10
   6.  Common Areas ........................................................11
       (a) Common Areas Defined ............................................11
       (b) Landlord's Control ..............................................11
       (c) Parking Spaces ..................................................12
   7.  Rules and Regulations ...............................................12
   8.  Utilities ...........................................................12
   9.  Landlord's Right of Entry............................................12
  10.  Maintenance and Repair...............................................12
       (a) Tenant's Responsibility .........................................12
       (b) Landlord's Responsibility .......................................13
  11.  Alternations or Improvements by Tenant ..............................14
  12.  Surrender ...........................................................14
  13.  Tenant Holding Over .................................................15
  14.  Assignment and Subletting............................................15
       (a) Assignment by Tenant ............................................15
       (b) Assignment by Landlord ..........................................17
  15.  Bankruptcy  .........................................................17
  16.  Default .............................................................18
  17.  Landlord's Rights Upon Tenant's Default..............................18

18. Lender Requirements ....................................................20
       (a) Subordination ...................................................20
       (b) Attornment ......................................................20
       (c) Notice to Mortgagee Upon Landlord's Default .....................21
19. Estoppel Certificates ..................................................21
20. Damage by Fire or Other Casualty .......................................21
       (a) Restoration .....................................................21
       (b) Termination .....................................................22
       (c) Lender's Approval ...............................................23
21. Condemnation ...........................................................23
22. Landlord's Liability ...................................................24
23. Tenant's and Landlord's Liability ......................................24
24. Indemnity ..............................................................24
       (a) By Tenant .......................................................24
       (b) By Landlord .....................................................24
25. Tenant's Insurance......................................................25
       (a) Coverages .......................................................25
                (i)   Comprehensive Liability ..............................25
               (ii)   All-Risk Casualty ....................................25
              (iii)   Workers' Compensation ................................25
       (b) Policy Requirements..............................................25
       (c) No Limitation of Liability ......................................26
26. Waiver of Subrogation ..................................................26
27. No Liens Permitted; Discharged .........................................26
28. Signs, Awnings and Canopies ............................................27
29. Environmental Protection ...............................................27
30. Notices ................................................................28
31. Time  ..................................................................28
32. Postponement of Performance ............................................29
33. Brokers ................................................................28
34. No Waiver ..............................................................29
35. Amendments .............................................................29
36. Applicable Law .........................................................29
37. Transfer of the Property................................................29
38. Option to Purchase .....................................................30
39. Option on Additional Space .............................................31
40. Procedure to Require Purchase or Termination of Option .................31
41. Waiver of Counterclaim and Trail by Jury/Attorneys Fees.................31
42. Separability ...........................................................32
43. Corporate Authority ....................................................32
44. Interpretation .........................................................32
       (a)    Captions .....................................................32
       (b)    Gender .......................................................32
       (c)    Covenants ....................................................32
       (d)    Interpretation ...............................................32
45. Landlord's Agreement re: Contract of Sale of the
        Property ...........................................................32
46. Reasonableness of Expenses .............................................33
47. Limits of Landlord's Liability .........................................33
48. Binding Effect..........................................................33
49. Recording...............................................................33

EXHIBITS
--------

EXHIBIT A    Description of Premises

                                 LEASE AGREEMENT

         THIS LEASE is made as of this 22ND day of October, 1996, by and between Aquila Biopharmaceuticals, Inc. (the "Landlord"), with a business and mailing address of 365 Plantation Street, Worcester, Massachusetts 01605, and bioMerieux Vitek, Inc., a Missouri Corporation, (the "Tenant"), with a business and mailing address of 595 Anglum Drive, Hazelwood, Missouri 63242-2395.

                                   WITNESSETH:

         For and in consideration of the covenants herein contained and upon the terms and conditions herein set forth, the parties agree as follows:

         1.       INTRODUCTORY PROVISIONS.

                  (a) FUNDAMENTAL LEASE PROVISIONS. Certain Fundamental Lease provisions are presented in this Section in summary form solely to facilitate convenient reference by the parties hereto:

                  (1)      LEASED PREMISES

                           3 1/2 Taft Court
                           1500 East Gude Drive
                           Rockville, Maryland

                  (2)      GROSS LEASABLE AREA
                           revised First Amendment

                           2,000 square feet at 3 1/2 Taft Court and
                           38,543 square feet at 1500 E. Gude Drive

                  (3)                              1500 E. GUDE       3 1/2 TAFT
                                                      DRIVE              COURT
                                                   ------------       ----------

                   A.  PROPORTIONATE SHARE -           85%                 8%
                   B.  R.E. PROPORTIONATE SHARE -      85%                34%
                   C.  INSURANCE PROPORTIONATE SHARE - 85%                34%

                  (4)      RENT COMMENCEMENT DATE       October 22, 1996

                  (5)      EXPIRATION DATE -            Tenth Anniversary of the
                                                        Rent Commencement Date

                  (6)      MINIMUM ANNUAL RENT

                           Lease Year 1-3    $466,244.50 per year
                           Lease Year 4-7    $506,787.50 per year
                           Lease Year 8-10   $547,330.50 per year

                  (7) BASIC MONTHLY RENT

                  Lease Year 1-3                  $38,853.71 per month
                  Lease Year 4-7                  $42,232.29 per month
                  Lease Year 8-10                 $45,610.88 per month

                  (8) TENANT'S USE CLAUSE   -     Manufacturing; general
                                                  office, research and
                                                  development, and uses
                                                  incidental thereto

                  (b) REFERENCES AND CONFLICTS. Each reference in this Lease to any of the fundamental Lease provisions contained in Section 1(a) shall be construed to incorporate all of the terms provided for under such provisions, and such provisions shall be read in conjunction with all other provisions of this Lease applicable thereto. If there is any conflict between any of the fundamental Lease provisions set forth in Section 1(a) and any other provisions of the Lease, the latter shall control.

                  (c) EXHIBITS. The following drawings and special provisions are attached hereto as exhibits and hereby made a part of this Lease:

         Exhibit A.  Description of Leased Premises

         2.       PREMISES.

                  (a) LEASED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, certain premises (the "Leased Premises") situated at 1500 East Gude Drive and 3 1/2 Taft Court, Rockville, MD 20850 and as more fully described on Exhibit A, and as set forth on the floor plan (or site plan) attached hereto as Exhibit A-1, together with the non-exclusive right to use the common areas of the Property as more fully described in Section 7 hereof. The Leased Premises shall consist of the agreed square footage of floor space as specified in Section 1(a)(2).

                  (b) THE PROPERTY. The Leased Premises is (i) a part of improved real property owned by Landlord which is more fully described as "Lot 5, Block A, in the Red Gate Industrial Park Subdivision as shown on a plat thereof recorded in Plat Book 102, Plat 11503 among the Land Records of Montgomery County, Maryland" ("Parcel 1"), and (ii) "Lot numbered Nine (9) in Block lettered "B" in the subdivision known as "RED GATE INDUSTRIAL PARK" as per Plat thereof recorded in Plat Book 114 at Plat 13548 among the Land Records of Montgomery County, Maryland, more commonly known as 1500 East Gude Drive, Rockville, Maryland 20850 ("Parcel 2"). (Parcel 1 and Parcel 2 are sometimes collectively referred to herein as the "Property"). Landlord represents and warrants to Tenant that it is the owner in fee simple of the Property, subject to certain encumbrances, rights of way, easements, and other matters of record, none of which interfere with or adversely affect the continued use and occupancy of the Leased Premises as contemplated herein. Located on Parcel 1 is a portion of the Leased Premises, and a building known as 3 Taft Court, Rockville, Maryland currently leased to BTRL Contracts and Services, Inc. pursuant to a lease dated June 30, 1992. The gross leasable area of the Property is specified in Section 1(a)(3) ("Gross Leasable Area" or "GLA"). The GLA of the Property shall be used hereinafter for purposes of Tenant's ",Proportionate Share" (as hereinafter defined)of certain expenses payable to Landlord as "Additional Rent" (as hereinafter defined). Landlord reserves the right to modify the GLA of the Property, and shall modify the GLA of the Property, from time to time during the Lease Term as a result of construction of new leasable improvements or the demolition of existing leasable improvements on the Property. Landlord's right to modify the GLA of the Property shall not be construed to provide Landlord with any right to modify the floor plan of the Leased Premises, or to deprive Tenant of the reasonable use of any portion of the parking areas or other common areas allocated to it.

                  (c) TENANT'S PROPORTIONATE SHARE. Tenant's Proportionate Share of certain expenses hereinafter made payable to Landlord as Additional Rent is specified in Section 1 (a)(4). Said computation is based upon the ratio of the total area of floor space in the Leased Premises to the GLA of the Property. The Proportionate Share shall be modified during the Lease Term in the event that the GLA of the Property is modified as described in Section 2 (b) above.

         3.       TERM AND ACCEPTANCE BY TENANT.

                  (a) LEASE TERM. The term of this Lease (sometimes herein called the "Lease Term") shall begin as of the date specified in Section 1(a)(5) ("Rent Commencement Date") and, unless sooner terminated as herein provided, continue thereafter through the date specified in Section 1(a)(6) ("Expiration Date"). The period commencing with the Rent Commencement Date and ending on the last day of the TWELFTH (12TH) FULL CALENDAR MONTH thereafter shall constitute the first "LEASE YEAR" as such term is used herein. Each successive FULL twelve
(12) month period during the Lease Term shall constitute a "Lease Year".

                  (b) RENEWAL OPTION. Tenant may extend the original term of this Lease for two (2) consecutive additional terms of ten (10) Lease Years each by giving to Landlord notice of each such election at least one hundred eighty
(180) days prior to the expiration of the original term or then renewal term hereof, as applicable; provided, however, that Tenant shall not have such right to extend if it shall then be in default under the terms of this Lease (at the time of election) or if this Lease shall have earlier expired or terminated, and that there shall only be two (2) such renewal terms. The Minimum Annual Rent payable during each renewal term shall be a sum equal to the fair rental value (the "Fair Rental Value") of the Leased Premises on the date which

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is one hundred eighty (180) days prior to the commencement date of said renewal term (such Fair Rental Value being determined by agreement between Landlord and Tenant), but in no event shall such minimum Annual Rent be less than the Minimum Annual Rent payable by Tenant for the last Lease Year of the prior term or more than one hundred twenty-five percent (125%) of the Minimum Annual Rent payable by Tenant for the last Lease Year of the prior term.

                      If, at least five (5) months prior to the expiration of the then current term of this Lease, Landlord and Tenant are unable to agree upon said Fair Rental Value for the next renewal term, either party may serve a written notice on the other party nominating and appointing an appraiser who shall have at least five years experience in real estate in the Rockville, Maryland area and in the case of the third appraiser shall not have acted in any manner for either Landlord or Tenant within four years of the appointment, and within fifteen (15) days thereafter the other party shall appoint an appraiser. Upon the appointment of the two appraisers as hereinabove provided, said appraisers shall forthwith, and within fifteen (15) days after the appointment of the second appraiser, and before exchanging views to the question at issue, appoint in writing a third appraiser and give written notice of such appointment to each of the parties. In the event the two appraisers shall fail to appoint or agree upon third appraiser within said fifteen (15) day period, a third appraiser shall be selected by the parties themselves if they so agree upon such third appraiser within a further period of ten (10) days. If any appraiser shall not be appointed or agreed upon within the time herein provided, then either party may apply to the appropriate Court of the State of Maryland having jurisdiction for appointment of such appraiser. Said appraisers shall be sworn faithfully and fairly to determine the Fair Rental value. The three appraisers shall afford to the parties a hearing and the right to submit evidence, with the privilege of cross-examination, on the question at issue and shall, with all possible speed, make their determination in writing and shall give notice to the parties of such determination. The concurring determination of any two of said three appraisers shall be binding upon the parties, or, in case no two of the three appraisers shall render a concurring determination, then the determination of the third appraiser appointed shall be binding upon the parties. The fees and expenses of the appraisers shall be divided equally between the parties.

                      If Tenant shall have exercised an option to extend the term of this Lease within the time period herein provided, this Lease shall be deemed extended upon all of the then executory terms, covenants and conditions contained herein except that the Minimum Annual Rent payable during such extended term shall be as set forth above in this paragraph. Time shall be of the essence as to any notice which may be given by Tenant under this paragraph.

                  (c) ACCEPTANCE OF LEASED PREMISES. Tenant accepts possession of the Leased Premises in "as is" condition, Tenant expressly acknowledges and agrees that Landlord has made no representations or warranties with respect to the Leased Premises, and that no promises to alter, repair or improve the Leased Premises or the Property have been made by Landlord or its agents or employees, unless specifically set forth herein. Notwithstanding the foregoing, Landlord agrees that on the commencement date of the Lease the leaks in the roof and/or surrounding areas of the buildings on the property situated at 1500 E. Gude Drive and 3 1/2 (Taft Court shall be repaired, or that Landlord shall continue to use diligent efforts to remove the cause of any continuing or new leaks.

                  (d) PERMITS. Tenant shall be responsible for obtaining any permits or licenses necessary, because of any change in Tenant's use of the Leased Premises from that use contemplated herein, for its lawful occupancy of the Leased Premises. This requirement shall not relieve Tenant of its liability for the payment of Minimum Annual Rent and Additional Rent, and the performance of all other obligations contained herein, from and after the Rent Commencement Date, in the event that all of said approvals, permits and licenses have not been acquired prior thereto.

         4.       RENT.

                  (a) MINIMUM ANNUAL RENT. The Minimum Annual Rent reserved hereunder in Section 1(a) (7) shall be payable by Tenant to Landlord during each Lease Year of the Lease Term in equal monthly installments of Basic Monthly Rent in the amounts set forth in Section 1(a) (8), due in advance, without notice or demand, and without set-off, deduction, recoupment or abatement of any kind except as otherwise set forth herein, on the Rent Commencement Date and the first (1st) day of each and every calendar month thereafter during the Lease Term. In the event that the Rent Commencement Date occurs on a day other than the first day of a calendar month or the Lease Term ends on a day other than the last day of a calendar month, then the Basic Monthly Rent or Additional Rent for such partial month(s) shall be computed on a per diem basis by dividing the Basic Monthly Rent or Additional Rent by thirty (30) and multiplying it by the number of days in the partial calendar month. Rent shall be paid to landlord, or to such other person(s), or at such other address as Landlord may designate to Tenant from time to time.

                  (b) ADDITIONAL RENT.

                      (i) GENERAL. Whenever it is provided by the terms of this Lease that Tenant is required to make any payment to Landlord other than a payment of Minimum Annual Rent, such payment shall be deemed to be a payment of additional rent ("Additional Rent"). Unless otherwise expressly specified herein, Additional Rent shall be paid by Tenant with the next installment of Basic

Monthly Rent thereafter falling due. Additional Rent shall include, but not be limited to.

                      (ii) REAL ESTATE TAXES. Commencing upon the first day of the first month of the Lease, and thereafter on the first day of each calendar month throughout the Lease Term, Tenant shall pay to Landlord, without notice or demand therefor (other than the annual notice of Landlord's estimate of Tenant's R.E. proportionate Share of the Real Estate Taxes and a copy of the tax bills as described in the following paragraph of this section), and without any deduction whatsoever, one-twelfth (1/12) of its R.E. Proportionate Share of Landlord's good faith estimate of the Real Estate Taxes to be incurred by Landlord on the Property during that tax year (prorated, if necessary, if the remainder of the Lease Term constitutes less than the full tax year). Tenant's obligation to pay its R.E. Proportionate Share of the Real Estate Taxes incurred during the Lease Term shall survive the expiration or other termination of the Lease.

         The term "Real Estate Taxes" shall mean all taxes and assessments, general and special, ordinary and extraordinary, foreseen and unforeseen, now or hereafter assessed, levied or imposed upon the Property, including both the land and the improvements which are built thereon, including, without limitation, front foot benefit charges and adequate public facility costs and assessments, together with (i) any tax, assessment, or other imposition in the nature of a real estate tax, (ii) any ad valorem tax on rent or any tax on income if imposed in lieu of or in addition to real estate taxes and assessments, and (iii) any taxes and assessments Which may hereafter be substituted for real estate taxes, including by way of illustration only, any tax, assessment or other imposition (whether a business rental or other tax) now or hereafter levied upon Landlord for a tenant's use or occupancy of or conduct of business on the Property, or a tenant's improvements to or furniture, fixtures or equipment on the Property. Real Estate Taxes shall also included all reasonable costs incurred by Landlord in contesting the validity or amount of any such taxes. Real Estate Taxes shall not include transfer, inheritance, capital stock or income taxes or other similar personal tax of Landlord, nor any late charges, penalties or interest, incurred due to untimely payments by Landlord in connection with said tax.

         Within fifteen (15) days after Landlord's receipt from the taxing authority of the Real Estate Tax bills for the fiscal 1997 tax year and for each tax year thereafter during the Lease Term, Landlord shall deliver to Tenant a copy of such tax bills, together with a statement showing Tenant's R.E. Proportionate Share of the actual Real Estate Taxes due for said tax year and the amount of payments made by Tenant based upon the estimate thereof. Tenant shall pay Landlord, within thirty (30) days of Tenant's receipt of such statement, Tenant's R.E. Proportionate Share of the excess, if any, of the Real Estate Taxes for such tax Year over the estimated costs thereof. If the amount paid by

Tenant as Tenant's R.E. Proportionate Share of the estimated Real Estate Taxes for such tax year exceeded Tenant's R.E. proportionate Share of actual Real Estate Taxes for such tax year, the excess shall be credited toward payment of the next installment of Basic Monthly Rent to be paid by Tenant after Tenant receives said statement from Landlord. If the amount paid by Tenant for the last tax year of the Lease Term exceeds Tenant's R.E. Proportionate Share of actual Real Estate Taxes for such tax year, Landlord shall pay Tenant the excess amount within thirty (30) days after Landlord's submission to Tenant of the aforesaid statement for such tax year.

         Upon Tenant's written request, Landlord will contest, at Tenant's expense, the validity or amount of any such Real Estate Tax. Tenant shall be entitled to its R.E. Proportionate Share of any refund or reduction.

         Tenant shall receive a credit for the amount of any expenses it paid which resulted in a refund or reduction applicable to the rest of the Property.

         Landlord shall deposit and thereafter hold in escrow, until disbursement, the funds received from Tenant pursuant to this section in an interest bearing, federally insured account. All interest earned on said account shall be credited to Tenant and shall be used in the adjustments to Tenant's payments made hereunder from time to time during the lease Term so that Landlord collects only such monies as are necessary to pay Tenant's R.E. Proportionate Share of said Real Estate Taxes.

         In addition to Tenant's obligation for the payment of its R.E. Proportionate Share of the Real Estate Taxes, Tenant shall be liable for, and shall pay before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Leased Premises.

                      (iii) INSURANCE. Commencing upon the Rent Commencement Date and thereafter throughout the Lease Term, Tenant shall pay to Landlord without notice or demand therefor and without any deduction whatsoever, its Insurance Proportionate Share of the premium cost of the casualty insurance, liability insurance, rent loss insurance, and other reasonable and necessary form of insurance carried by Landlord with respect to the Property ("Insurance Cost") during any policy year; provided, however, that if the adjacent building on Parcel 1 is demolished during the Lease Term, then commencing upon such demolition and for so long as the Leased Premises constitutes one hundred percent (100%) of the leasable improvements on the Property, Tenant shall be obligated to pay one hundred percent (100%) of the Insurance Cost.

         Not less than ten (10) days before the Rent Commencement Date, Landlord shall deliver to Tenant a written statement, with supportive documentation of Landlord's estimate of the amount of the Insurance Cost for the then current policy year, and Tenant's

Insurance Proportionate Share of such Insurance Cost. On the Rent commencement Date, and on the first day of each month thereafter throughout the Lease Term, Tenant shall pay one-twelfth (1/12) of Tenant's Insurance Proportionate Share of Landlord's estimate, with supportive documentation of the Insurance Cost for the then-current policy year, as shown on Landlord's estimate. Landlord shall submit its estimate of the Insurance Cost for the forthcoming policy year and Tenant's Insurance Proportionate Share thereof at the Commencement of each such policy year, and Tenant's monthly payments made after its receipt of such estimate shall be in the amount of one-twelfth (1/12) of the amount of Tenant's Insurance Proportionate Share of Insurance Cost as shown on such estimate. Landlord may revise its estimate of the Insurance Cost at any time during a policy year by notice to Tenant, setting forth such revised estimate, with supportive documentation and Tenant's Insurance Proportionate Share thereof. In such event, all monthly payments made by Tenant after such notice shall be in an amount calculated on the basis of such revised estimate. Tenant shall, in all cases, continue to make monthly payments of Insurance Cost based on the last estimate received from Landlord until it receives a revised or updated estimate.

         After the end of each policy year, Landlord will as soon as practicable submit to Tenant a statement of the actual Insurance Cost for such policy year and Tenant's Insurance Proportionate Share thereof. Landlord shall cause its insurance carrier, whenever practical, to issue policies of insurance covering the Leased Premises which are separate and apart from all other properties owned by Landlord, in which event Tenant's Proportionate Share of Insurance Cost shall be the full cost payable pursuant to said separate policy, where such separate policies cannot be issued practically, Landlord shall cause its insurance carrier to provide a written statement identifying the manner in which all premiums paid by Landlord are allocated to reflect the portion thereof attributable to the insurance carried on the Leased Premises and the portion thereof attributable to the insurance carried on other properties owned by Landlord. Tenant shall pay Landlord, within thirty (30 days of Tenant's receipt of such statement, Tenant's Insurance Proportionate Share of the excess, if any, of Insurance Cost for such policy year over the projected Insurance Cost. If the amount paid by Tenant as Tenant's Insurance Proportionate Share of the estimated Insurance Cost for such policy year exceeded Tenant's Insurance Proportionate Share of actual Insurance Cost for such policy year, the excess shall be credited toward payment of the next installment of Basic Monthly Rent to be paid by Tenant after Tenant receives said statement from Landlord. If the amount paid by Tenant for the last policy year of the Lease Term exceeds Tenant's Insurance Proportionate Share of actual Insurance Cost for such year, Landlord shall pay Tenant the excess amount within thirty (30) days after Landlord's submission to Tenant of the aforesaid Insurance Cost statement for such policy year.

         Landlord Shall deposit and thereafter hold in escrow, until disbursement, the funds received from Tenant pursuant to this section in an interest bearing, federally insured account. All interest earned on said account shall be credited to Tenant and shall be used in the adjustments to Tenant's payments made hereunder from time to time during the Lease Term so that Landlord collects only such monies an are necessary to pay Tenant's Insurance Proportionate Share of said Insurance Cost.

         Landlord agrees that, at all times during the Lease Term, it shall carry casualty insurance and liability insurance in such form and in such amounts which are consistent with good business practice and generally comparable to the coverage of casualty insurance policies and liability insurance policies carried by landlord's owning commercial buildings located in Montgomery County, Maryland that are similar to the Leased Premises.

                      (iv) UTILITY EXPENSES NOT SEPARATELY METERED.

                           (aa) Throughout Lease Term, Tenant agrees to pay to
Landlord, as Additional Rent, Tenant's Proportionate Share of all water usage charges, exterior electric lighting charges, and any other utility charges ("Shared charges") not separately metered (and only for so long as each is not separately metered) for each of the Leased Premises and the common areas of the Property.

                           (bb) Upon receipt of each billing for Shared charges,
Landlord will as soon as practicable submit to Tenant a statement of Shared Charges incurred for the preceding billing period. Tenant shall pay Landlord, within thirty (30) days of Tenant's receipt of such statement, Tenant's Proportionate Share of Shared Charges.

                      (v) LANDLORD'S ENFORCEMENT COSTS. Additional Rent shall include any and all expenses incurred by Landlord, including reasonable attorneys' fees, for the collection of monies due from Tenant and the enforcement of Tenant's obligations under the provisions of this Lease. In the event Minimum Annual Rent or Additional Rent is not paid within fifteen (15) business days of its due date, Landlord, at its sole option, may assess a late charge equal to two percent (2%) of the amount of the delinquent Basic Monthly Rent and Additional Rent as compensation for the additional administrative costs incurred by Landlord as a result of such late payment.

                      (c) PAYMENT OF RENT. Any Minimum Annual Rent or Additional Rent which is not paid within ten (10) business days after the same is due shall bear interest ("Penalty Rate") at one percentage (1%) point above the prime rate of interest published in the Wall Street Journal or a successor or similar financial publication existing from time to time and adjusted each day the prime rate is redetermined to reflect the change in said prime rate of interest, from the due data until the date received by

Landlord. Any payments of Minimum Annual Rent or Additional Rent by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no affect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. If Landlord receives from Tenant two (2) returned or "bounced" checks in any one Lease Year, Landlord may require all future Rent by cashier's or certified check.

         5.       USE.

                  (a) USE. Tenant shall use the Leased Premises for the purposes specified in Section 1(a) 9), and for no other purpose.

                  (b) COMPLIANCE WITH LAWS, FIRE INSURANCE, CONDITION OF LEASED PREMISES. Tenant shall not do, or permit anything to be done in the Leased Premises or on the Property, or bring or keep anything therein, which will in any way invalidate or conflict with fire insurance policies on the Property, including, but not limited to all improvements, the Property fixtures and personal property kept therein, or obstruct or interfere with the rights of the Landlord or of other tenants of the Property, or in any other way injure or annoy Landlord or such other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Property as determined by Landlord in its reasonable discretion. Tenant shall refrain or discontinue said use immediately upon receipt of written notice from Landlord requiring such action. Tenant, at its expense, shall comply with all present and future laws, rules or regulations of any federal, state or municipal authority, or the Maryland Fire Underwriters Rating Bureau, or with any notice from any public officer pursuant to law pertaining to Tenant's occupancy or use of the Leased Premises, whether such notice shall be served on Landlord or Tenant provided Tenant shall have no obligation to make any structural changes to the Leased Premises. Tenant agrees to indemnify, defend, and hold Landlord harmless from any injury to persons or damage, to property occurring in or around the Leased Premises, occasioned by any act or omission of invitees or licensees. Tenant agrees that any increases of fire insurance premiums on the Leased Premises or contents caused by the occupancy of Tenant and any expenses or costs incurred in consequence of negligence or carelessness or the willful action of Tenant, Tenant's employees, agents, contractors, servants, invitees, or licensees shall be deemed Additional Rent and paid by Tenant to Landlord as they accrue.

         6.       COMMON AREAS.

                  (a) COMMON AREAS DEFINED. In this Lease, "common areas" means all areas, facilities and improvements provided, from time to time, on the Property for the mutual convenience and use of all tenants or other occupants of the Leased Premises and the adjacent building, their respective agents, employees, and invitees, and Shall include, if provided, but are not limited to, parking areas and facilities, access roads, driveways, retaining walls, sidewalks, walkways, landscaped areas, and exterior lighting facilities.

                  (b) LANDLORD'S CONTROL. Landlord shall, as between Landlord and Tenant, at all times during the Lease Term have the sole and exclusive control, management and direction of the common areas, and may, at any time and from time to time during the Lease Term, exclude and restrain any person from use or occupancy thereof, excepting, however, Tenant and other tenants of Landlord and bona fide invitees of either who make use of said areas in accordance with the rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant in and to the common areas shall at all times be subject to the rights of others to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation. Landlord may at any time and from time to time (i) close all or any portion of the common areas to make repairs or changes, (ii) close all or any portion of the common areas to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, and (iii) do and perform such other acts in and to said areas as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their employees, agents, and invitees, provided Landlord shall do so with a minimum of interference with Tenant's use and enjoyment thereof. Landlord shall at all times have the right and privilege of determining the nature and extent of the common areas, and of making such changes, rearrangements additions or reductions therein and thereto from time to time which in its opinion are deemed to be desirable and for the best interest of all persons using the common areas or which are as a result of, any federal, state or local environmental protection or other law, rule, regulation, guideline or order, provided Landlord shall do so with a minimum of interference with Tenant's use and enjoyment thereof. The purpose of the site plans attached hereto as Exhibit A is to show the approximate locational relationship of the Leased Premises to the adjacent building and to the common areas as of the Rent Commencement Date. Nothing described in Exhibit A shall limit or prevent Landlord from affecting any change or alteration to the Property as described in this paragraph, provided Landlord shall do so with a minimum of interference with Tenant's use and enjoyment thereof. Nothing contained in this Section shall give Landlord the right to impose restrictions on the use and enjoyment of the common areas by Tenant, or to make modifications to the common areas, in a way to cause Tenant to be unable no use the Leased Premises and the common areas in a reasonable manner for the purposes originally contemplated by this Lease.

                  (c) PARKING SPACES. During the Lease Term, Tenant shall have the exclusive right to the use of [parking spaces] at no additional cost.

         7. RULES AND REGULATIONS. Tenant agrees to comply with and observe any reasonable rules and regulations promulgated by Landlord, which may be supplemented or amended from time to time by Landlord. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the same manner as if the same were contained herein as covenants.

         8. UTILITIES. Tenant shall be solely responsible for and shall promptly pay any and all utility charges including but not limited to electricity, water, fuel, gas, and telephone (including equipment and installation charges) used in, consumed at, or supplied to the Leased Premises. Tenant shall immediately transfer all separately metered utility accounts for the Leased Premises into its own name on the Rent Commencement Date. Tenant shall pay to Landlord, as Additional Rent, its Proportionate Share of any and all bills for utility charges which are not separately metered in the or described in Section 4
(b)(iv) hereof.

         9. LANDLORD'S RIGHT OF ENTRY. Landlord, and its agents, shall have the right, upon prior notice to Tenant and during reasonable business hours during the Lease Term (except in the case of an emergency involving damage to person or property), to enter upon the Leased Premises to examine the same, or to make such repairs, alterations or improvements, as Landlord may deem necessary or proper, or to remove any alteration or improvement which is in violation of the provisions of this Lease, provided, however, Landlord shall not adversely interfere with Tenant's business operations in a material manner. Landlord reserves the right to show the Leased Premises to prospective tenants or brokers during the last ninety (90) days of the Lease Term, and to show the Leased Premises to prospective purchasers and lenders at all reasonable times, provided that reasonable prior verbal notice is given to Tenant in each case and that Tenant's use and occupancy of the Leased Premises shall not be materially inconvenienced by any such action of Landlord.

         10.      MAINTENANCE AND REPAIR.

                  (a) TENANT'S RESPONSIBILITY. Tenant shall maintain the Leased Premises in substantially the same good order and condition as it is on the commencement of the Lease Term and shall return the Leased Premises to Landlord in such condition at the Expiration Date or at the earlier termination of this Lease, ordinary wear and tear excepted. Except as obligations to repair are expressly delegated to Landlord as described in Section 10(b) below, Tenant shall be responsible for the full cost of all maintenance and repairs of (i) the Leased Premises, including but not limited to the doors, door jambs, windows, window casings and sills, screens, floor coverings, walls (excluding load bearing structures), and ceilings located in the Leased Premises and all pipes, gutters, downspouts, wires, conduits and other equipment and fixtures located in the Leased Premises. Tenant, at its expense, shall perform routine maintenance and repair and replacement of the plumbing, electrical, heating, ventilating and air-conditioning systems, and all other systems and equipment, serving the Leased Premises. Tenant will throughout the Lease Term obtain and keep in force a maintenance contract with a qualified service company to regularly inspect and perform maintenance services to the heating, ventilating and air-conditioning system serving the Leased Premises. Tenant, at its expense, shall furnish Landlord with a copy of said maintenance contract, and of renewals or replacements thereof, promptly after the effective date thereof. All repairs and maintenance required to be performed by Tenant at the Leased Premises shall be made or performed within a reasonable period of time upon the occurrence of the necessity therefor, and shall be made or performed in a workmanlike or, using first class materials, by a contractor duly licensed in the State of Maryland, and shall be made or performed in accordance with (i) all applicable federal, state and county governmental codes and regulations, and (ii) insurance requirements. Tenant shall also be responsible for keeping all sidewalks and parking areas on that portion of the Property situated at 1500 E. Gude Drive free and clear of dirt, trash, debris, ice, snow, and any other obstructions; provided, however, that Landlord shall upon request promptly reimburse Tenant for the cost of any such services less Tenant's Proportionate Share of such services. Tenant shall be responsible for Tenant's Proportionate Share of such services as pertain to 3 1/2 Taft Court which shall be performed by the tenant at 3 Taft Court. Tenant shall keep its trash and garbage in enclosed containers in a trash holding area within the Leased Premises, and shall perform regular trash removal from such trash holding area. Tenant shall also be responsible for the performance of regular, periodic pest control services at the Leased Premises. All glass, both exterior and interior, shall be maintained in the Leased Premises at the sole risk of Tenant, and Tenant agrees to replace any glass promptly at its sole expense in the event of breakage.

                  (b) LANDLORD'S RESPONSIBILITY. Except for any structural alterations or improvements made by Tenant, Landlord shall maintain in good order and repair the ROOF and the structural portions of the foundation, floors, stairwells, exterior walls, columns and other load bearing elements of the Leased Premises.

         11. ALTERATIONS OR IMPROVEMENTS BY TENANT. Except for incidental painting and decoration of the interior of the Leased Premises and other minor alterations and improvements which do not affect the structure or utility systems of the Leased Premises, Tenant shall not make any alterations, additions, or improvements, structural or otherwise costing in excess of $50,000 (except Tenant may make non-structural alterations in Lease Year one costing up to $150,000 without Landlord's consent) (collectively, "Alterations") in, on or to the Leased Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In connection with Landlord's review of such proposed alterations or improvements prior to giving its consent thereto, Landlord shall have the right to require that Tenant supply plans, specifications, working drawings and similar documents in reasonable detail which show the scope of work to be performed within the Leased Premises. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations and improvements shall create no liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, regulations or governmental agencies or authorities. Any contractors employed by Tenant to perform Tenant's work (i) shall be qualified to perform such work and licensed in the State of Maryland and (ii) shall maintain any insurance which may be reasonably required by Landlord, and (iii) shall be bonded or otherwise reasonably satisfactory to Landlord. Subject to paragraph 5 (b)hereof, Tenant will defend, indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages, including attorneys' fees, for injury to person or property which may or might arise, directly or indirectly, by reason of the making of any Alterations. If any Alterations are effected without the prior written consent of Landlord, Landlord may remove or correct the same and Tenant shall be liable for any and all expenses of this work. All rights given to Landlord herein shall be in addition to any other right or remedy of Landlord contained in this Lease. Tenant shall be obligated to make any and all Alterations and other improvements to the Leased Premises required by applicable federal, state and local law, in connection with the use of the Leased Premises by Tenant during the Leased Term. Tenant hereby agrees that all Alterations made in, to, or on the Leased Premises shall, unless otherwise provided by written agreement or by the provisions of
Section 12 below, be the property of Landlord and shall remain upon and be surrendered with the Leased Premises on the Expiration Date or other termination of this Lease.

         12. SURRENDER. Upon the Expiration Date or other termination of the Lease Terms, Tenant shall quit and surrender the Leased Premises to the Landlord in good order and condition, ordinary wear and tear excepted, and Tenant shall remove all of its personal property from the Leased Premises on or before the Expiration Date or other termination of this Lese[sic].
Tenant's obligation to observe or perform the covenants described in this
Section 12 shall survive the expiration or other termination of this Lease.
If Tenant does not remove Tenant's furniture, trade fixtures and all other items of personal property of every kind and description from the Leased Premises as specified herein, then Landlord shall be permitted to remove, dispose or otherwise discard such property without further payment or credit by Landlord to Tenant. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right and the obligation, at the end of the Lease Term, to remove all built-in desks, cabinets, basins, emergency showers and other pieces of equipment which are affixed to the Leased Premises by Tenant. In connection with the removal of said equipment, Tenant shall be obligated to stub pipes; bundle and cap wires; close ducts; repair and replace (as appropriate) flooring coverings, repair, replace, finish and repaint (as appropriate) walls, and perform all other acts which are necessary for the Leased Premises to be returned to Landlord in same good order and Condition as exists of the Rent Commencement Date.

         13. TENANT HOLDING OVER. If Tenant holds possession of the Leased Premises after the Expiration Date or other termination of this Lease, Landlord shall have the option, exercisable in writing within thirty (30) days after the date if termination as aforesaid, to treat Tenant as a trespasser, or as a tenant by the month. If the Landlord fails to made such election then the Tenant shall be deemed a tenant by the month, commencing with the first day after the termination of the Lease at one hundred fifty percent (150%) of the Basic Monthly Rent paid during the last month of the Lease Term, and upon all the other terms of this Lease, including the provisions of this Section. Said holdover term shall terminate upon thirty (30) days notice from one party to the other. Nothing contained herein shall be construed within said thirty (30) days after the date of Lease termination as aforesaid as a consent by Landlord to the occupancy or possession of the Leased Premises by Tenant after the termination of the Lease, and Landlord, upon said termination, if Landlord elects to treat Tenant as a trespasser, shall be entitled to the benefit of all general or public laws relating to the speedy recovery of the possession of land and tenements held over by Tenant, whether now or hereafter in force and effect. If Tenant fails to surrender the Leased Premises upon the expiration or other termination of this Lease despite demand to do so by Landlord, Tenant shall indemnify, defend, and hold Landlord harmless from all injury, loss, claims, expenses and liability including without limitation, any claim made by any succeeding tenant and any attorneys' fees, founded on or resulting from such failure to surrender.

         14.      ASSIGNMENT AND SUBLETTING.

                  (a) ASSIGNMENT BY TENANT. Tenant shall not assign, mortgage or encumber this Lease, or any right hereunder, nor sublet the Leased Premises or any part thereof, nor permit the Leased Premises to be used by others without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided that any such consent may be conditional upon Tenant's agreement that, any monthly rent or other payment accruing to Tenant as the result of any such assignment, transfer or sublease, including any lump sum or periodic payment in any manner relating to such assignment, transfer or sublease, which is in excess of the Minimum Annual Rent and Additional Rent then payable by Tenant under the Lease shall be paid by Tenant to Landlord monthly as Additional Rent, excluding any reasonable expenses incurred by Tenant in connection with such assignment or subletting, e.g. legal fees and brokers' commissions. Except as set forth herein, without prior written consent of Landlord, this Lease and the interest of Tenant, or any assignee of Tenant, shall not pass by operation of law, nor shall it be subject to garnishment or sale under execution in any suit or proceeding which may be brought against or by Tenant, or any assignee of Tenant. No assignment of this Lease, sublease of all or any portion of the Leased Premises, or collection of rent from an assignee or subtenant (whether or not permitted by Landlord) shall relieve Tenant of its obligations hereunder. Any reasonable costs and expenses, including reasonable attorneys' fees incurred by Landlord in connection with any proposed or purported assignment, transfer or sublease shall be borne by Tenant and shall be payable to Landlord as Additional Rent within five (5) days of demand therefor.

                  Notwithstanding anything herein to the contrary, Tenant shall have the right, without Landlord's prior written consent, to assign this Lease or sublet the Leased Premises to any parent corporation of Tenant, or to any subsidiary of any parent corporation of Tenant, subject to the following express conditions:

                  (i) No such assignment or sublease shall be deemed to release Tenant from continuing liability for all of Tenant's covenants and obligations under this Lease; and

                  (ii) Any assignee or subtenant must expressly assume in writing all of the covenants and obligations of Tenant under this Lease, joint and severally with Tenant.

                  Further, the provisions of this Section shall not apply to an assignment of this Lease (or to a sale or transfer of Tenant's stock) resulting from a merger, consolidation, corporate reorganization (other than pursuant to the bankruptcy laws), sale of the assets or other transfer of stock of Tenant:

                  Further, any issuance by Tenant of its capital stock in a public offering which is effected in compliance with the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, shall not be deemed to be a change in control or an assignment of this Lease requiring Landlord's consent.

                  (b) ASSIGNMENT BY LANDLORD. It is expressly understood and agreed that this Lease and all rights of Landlord hereunder shall be fully and freely assignable by Landlord without notice to, or consent of, Tenant. In the event of the transfer and assignment by Landlord of its interest in this Lease, Landlord shall thereby be released from any responsibility for the performance of obligations thereafter accruing hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Nothing contained herein shall prevent Tenant from looking to Landlord for the performance of obligations of which Landlord has actual knowledge and which predate the effective date of the transfer and assignment by Landlord of its interest in this Lease. The term "Landlord" as used in this Lease shall mean the owner of the Leased Premises, at the time in question. In the event of a transfer (whether voluntary or involuntary) by such owner of its interest in the Leased Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Lease thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such Owner's ownership.

         15.      BANKRUPTCY.

                  (a) The following shall be Events of Bankruptcy under this
Lease: (1) Tenant becoming insolvent, as that term is defined in Title 11 of the United States Code :(the "Bankruptcy Code"), or under the insolvency laws of any state, district, commonwealth or territory of the United States (the "Insolvency Laws"); (2) the appointment of a receiver or custodian for any or all of Tenant's property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property; (3) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws by Tenant; (4) the filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (A) is not dismissed within one hundred twenty (120) days of the date of filing, or (B) results in the issuance of an order for relief against the debtor; or (5) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

                  (b) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Section 17; provided, however, that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord shall not exercise its rights and remedies pursuant to Section 19 so long as (1) the Bankruptcy Code prohibits the exercise of such rights and remedies, and (2) Tenant or its Trustee in Bankruptcy (hereinafter referred to as "Trustee") (I) cures all defaults under this Lease, (ii) compensates Landlord for monetary damages incurred as a result of such defaults, (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee tenant, and (iv) complies with all other requirements of the Bankruptcy Code and this Lease.

         16. DEFAULT. Each of the following shall be deemed a default by Tenant and a material breach of this Lease:

                  (a)      An Event of Bankruptcy as defined in Section 15;

                  (b) An assignment or encumbrance of Tenant's interest in this Lease or the Leased Premises or a subletting of any part of the Leased Premises in violation of
                           Section 14;

                  (c) A failure by Tenant to make any payment of Minimum Annual Rent or Additional Rent within five (5) days of receipt of written notice that such payment was not received on its due date (provided that Landlord shall not be obligated to provide Tenant with such written notice more than twice during any twelve month period during the lease Term, and after receipt of such second notice, Tenant shall be deemed in default, without further notice, if any such payment is not received by Landlord on its due date);

                  (d) Abandonment of the Leased Premises for more than thirty (30) days; and

                  (e) A failure by Tenant in the performance of any other term, covenant, agreement or condition of this Lease on the part of Tenant to be performed after thirty
                           (30) days notice, or if such default cannot reasonably be cured within said thirty (30) days period and Tenant does not commence to diligently pursue the same within said thirty (30) day period ad to continue to diligently pursue the same until remedied.

Landlord agrees that it shall not exercise any rights or remedies, which are available to it pursuant to the terms of Section 17, as a result of an event of default described in Section 16(b) or (d) above, unless and until Landlord has provided Tenant with a period of thirty (30) days after receipt of written notice thereof within which to cure such default.

         17. LANDLORD'S RIGHTS UPON TENANT'S DEFAULT. Upon default by Tenant of any of the terms or covenants of this Lease, Landlord shall be entitled to remedy such default as follows:

                  (a) Landlord shall have the right, immediately or at any time after said default, without further notice to Tenant (unless otherwise provided herein), to enter the Leased Premises, without terminating this Lease or being guilty of trespass, and do any and all acts as Landlord may deem necessary, proper or convenient to cure such default, for the account and at the expense of Tenant, and Tenant agrees to pay to Landlord as Additional Rent all damage and/or expense incurred by Landlord in so doing, including interest at the Penalty Rate from the due date until the date payment is received by Landlord. The making of such payment or the taking of such action by Landlord shall not be deemed to cure the default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

                  (b) Landlord shall, following said default, have the right to terminate this Lease and/or Tenant's right to possession of the Leased Premises and remove Tenant, any occupant and any property therefrom, without being guilty of trespass and without relinquishing any rights of Landlord against Tenant. Landlord shall be entitled to recover damages from Tenant in an amount equal to the amount herein covenanted to be paid as Minimum Annual Rent during the remainder of the Lease Term, said Minimum Annual Rent for the full term then remaining having been fully accelerated at the option of Landlord, together with
(i) all reasonable expenses of any proceedings (including, but not limited to, legal expenses and attorney's fees) which may be necessary in order for Landlord to recover possession of the Leased Premises, (ii) the reasonable expenses of the re-renting of the Leased Premises (including, but not limited to, any commissions paid to any real estate agent, advertising expense and the costs of such alterations, repairs, replacements and decoration or re-decoration as Landlord, in its sole judgment reasonably exercised, considers advisable and necessary for the purpose of re-renting the Leased Premises), and (iii) interest computed at the Penalty Rate from the due date until paid; provided, however, that said damages shall be discounted to present value using a discount factor of 5%, and further that there shall be credited against the amount of such damages all amounts received by Landlord from such re-renting of the Leased Premises and such amounts shall be refunded to Tenant. No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Leased Premises, unless Landlord shall execute a written agreement of surrender with Tenant. Tenant's liability hereunder shall not be terminated by the execution of a new lease of the Leased Premises by Landlord. In the event Landlord does not exercise its option to accelerate the payment of Minimum Annual Rent as provided hereinabove, then Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided, however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions may be maintained each month or at other times by Landlord against Tenant to recover the damages then due, without waiting until the end of the term of this Lease to determine the aggregate amount of such damages.

                  (c) Upon any default by Tenant to pay Minimum Annual Rent or Additional Rent, Landlord shall have a lien upon the property of Tenant in the Leased Premises for the amount of any unpaid Minimum Annual Rent or Additional Rent.

                  (d) All rights and remedies provided to either Landlord or Tenant herein as a result of a default by the other party shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums mature hereunder.

         18.      LENDER REQUIREMENTS.

                  (a) SUBORDINATION. Tenant agrees that this Lease (including without limitation the option to purchase contained herein) is subject and subordinate to the lien of any existing mortgage or deed of trust which is a lien upon the Property or any part thereof on the Rent Commencement Date, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all advances made or hereafter to be made upon the security thereof. Landlord agrees that it shall acquire from any such existing mortgagee or holder of an existing deed of trust a non-disturbance agreement in such lender's usual form for the benefit of Tenant. Tenant agrees that this Lease (including without limitation the option to purchase contained herein) is and shall be subject and subordinate to the lien of any future mortgages or deeds of trust which at any time during the Lease Term may be made a lien upon the Property or any part thereof, and to all advances made or hereafter to be made upon the security thereof; provided that such subordination shall be effective only upon the delivery to Tenant of a non-disturbance agreement in such lender's usual form and reasonably satisfactory to Tenant for the benefit of Tenant by such future mortgagee or holder of a deed of trust. These subordination provisions shall be self-operative and no further instrument of subordination shall be required. Tenant agrees to execute and deliver, upon request, such further instrument or nstruments confirming this subordination as shall be reasonably desired by Landlord or by any mortgagee or proposed mortgagee. Tenant further agrees that, at the option of the holder of any mortgage or of the trustee under any deed of trust, this Lease may be made superior to said mortgage or deed of trust by the insertion therein of a declaration that this Lease is superior thereto, and to all renewals, modifications, consolidations, replacements and extensions thereof.

                  (b) ATTORNMENT. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any deed to secure a debt given by Landlord and covering the Leased Premises, Tenant shall execute such attornment agreement as shall be reasonably required by said purchaser, pursuant to the terms of which Tenant recognizes such purchaser as the owner and landlord under this Lease, and the purchaser recognizes Tenant as the tenant under this Lease.

                  (c) NOTICE TO MORTGAGEE UPON LANDLORD DEFAULT. Tenant agrees to give any mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then mortgagee shall have an additional fifteen (15) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such mortgagee shall have such additional time as may be necessary to cure such default so long as mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. In the event of the sale of the Property or the Leased Premises, by foreclosure or deed in lieu thereof, the mortgagee or purchaser at such sale shall be responsible for the return of any security deposit only to the extent that such mortgagee or purchaser actually received the security deposit. In addition, Tenant shall not pay any rental hereunder for more than one (1) month in advance.

         19. ESTOPPEL CERTIFICATES. Landlord and Tenant agree, at any time and from time to time, upon not less than five (5) business days prior notice by the other, to execute, acknowledge and deliver to the other a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications the nature of same), (ii) stating the dates to which the Minimum Annual Rent and Additional Rent have been paid by Tenant, (iii) stating whether or not to the best knowledge of either Landlord or Tenant, the other is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which either Landlord or Tenant may have knowledge, (iv) stating he address to which notices to either Landlord or Tenant should be sent, and (v) certifying such other materials as may be requested by Tenant or Landlord. Any such statement delivered pursuant hereto may be relied upon by an owner of the Property, any prospective purchaser of the Property or the Leasehold Interest, any mortgagee or prospective mortgagee of the Property or the Leasehold Interest, or of Landlord's or Tenant's interest therein, or any prospective assignee of any such mortgage or the Leasehold Interest.

         20.      DAMAGE BY FIRE OR OTHER CASUALTY.

                  (a) RESTORATION. If the Leased Premises shall be damaged by fire or other casualty but such damage does not render the Leased Premises wholly unfit for Tenant's business operations as shall be determined by Landlord and Tenant in their reasonable business judgment, Landlord, at Landlord's expense, shall promptly restore the Leased Premises, and Tenant, at Tenant's sole expense, shall promptly restore all leasehold improvements installed in the Leased Premises by Tenant or at Tenant's request and its own furniture, furnishings, trade fixtures and equipment. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord, or on account of labor problems, or any other cause beyond Landlord's reasonable control. Minimum Annual Rent and Additional Rent shall abate proportionately (based on the proportion of the number of square feet rendered untenantable to the total number of square feet of the Leased Premises), from the date of the damage or destruction until the date the Landlord has substantially completed such restoration. Notwithstanding anything stated to the contrary herein, in the event that such damage shall occur during the last year of the Lease term, Landlord shall not be required to restore the Leased Premises nor shall Tenant be required to restore the Leasehold Improvements, furnishings, furniture, fixtures or equipment.

                  (b) TERMINATION. If the Leased Premises are substantially damaged or are rendered substantially untenantable by fire or other casualty during the Lease Term to such an extent that it is rendered substantially unusable by Tenant for the purposes originally contemplated by this Lease or access is denied, Landlord shall restore or repair the same unless expressly not required to do so under Section 20(c). If such damage occurs, however, at any time during the Lease Term, and (i) Landlord's architect certifies that the Leased Premises cannot be repaired within one hundred twenty (120) working days of normal working hours, said period commencing on the casualty date, or (ii) Landlord shall decide to demolish the Leased Premises or not to rebuild it, then Landlord or Tenant may, within ninety (90) days after such fire or other casualty, terminate this Lease by giving Tenant notice of such decision, and thereupon the Lease Term shall expire by lapse of time upon the third day after such notice is given, and Tenant shall thereupon vacate the Leased Premises and surrender the same to Landlord. In the event that damage to the Leased Premises is not repaired sufficiently within one hundred eighty (180) days after such fire or other casualty so that Tenant can commence to refixture the Leased Premises for the use thereof as originally contemplated by this Lease, then Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof within thirty days of the end of such period, and thereupon the Lease Term shall expire by lapse of time upon the thirty days after such notice is given, and Tenant shall thereupon vacate the Leased Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions hereinbefore provided, Tenant's liability for Minimum Annual Rent 3 - and Additional Rent shall cease as of the day following the casualty.

                  (c) LENDER'S APPROVAL. Notwithstanding anything to the contrary in this Section or in any other provision of this Lease, any obligation (under this Lease or otherwise) of Landlord to restore all or any portion of the Leased Premises shall be subject to Landlord's receipt of approval of the same by the mortgagee(s) of Landlord (and any other approvals required by applicable laws), as well as receipt from any such mortgagee(s) of such fire and other hazard insurance policy proceeds as may have been assigned to any such mortgagee; it being agreed that if Landlord has not received such approval(s) and proceeds within one hundred and eighty (180) days after any such casualty, then Landlord shall have the option to terminate this Lease, at any time thereafter, by notice to Tenant. Landlord shall diligently pursue the receipt of all approvals and insurance policy proceeds which are described in this Section 20(c).

         21. CONDEMNATION. In the event the whole or a "substantial part" (as hereinafter defined) of the Leased Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to said authority to prevent such taking (collectively referred to herein as a "taking"), this Lease shall terminate effective as of the date possession is required to be surrendered to said authority, and the Minimum Annual Rent and Additional Rent shall be apportioned as of the date. For purposes of this Section, a "substantial part" of the Leased Premises shall be considered to have been taken if access to or fifty percent (50%) or more of the Leased Premises or any material part which is necessary to continue manufacturing in accordance with F.D.A. licensing requirements is taken or condemned. Tenant shall not assert any claim against Landlord or the taking authority for any compensation arising out of or related to such taking and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant; provided, however, that nothing contained in this section shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant or for Tenant's moving expenses, as long as such award is made in addition to and separately stated from any award made to Landlord for the Leased Premises and the Property. If less than fifty percent (50%) of the Leased Premises is so taken, the Lease shall continue to be in full force and effect, and the Minimum Annual Rent and Additional Rent shall be adjusted (based on the ratio that the number of square feet of rentable area taken from the Leased Premises bears to the number of rentable square feet in the Leased Premises immediately prior to such taking) as of the date possession is required to be surrendered to said authority; provided, however, Landlord shall have the right to determine that the Leased Premises should be demolished and not rebuilt, in which event Landlord may, within ninety (90) days after such decision, and thereupon the Lease Term shall expire by lapse of time upon the third day after such notice is given, and Tenant shall thereupon vacate the Leased Premises and surrender the same to Landlord. In the event that the Lease remains in full force and effect in accordance with the terms described above, Landlord shall be obligated to repair and restore the Leased Premises to usable condition by Tenant, and such repair shall be a condition precedent to the continued effectiveness of this Lease. Landlord shall have no obligation to contest any taking.

         22. LANDLORD'S LIABILITY. Landlord, or its agents, shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, or leaks from any part of the Leased Premises, or from the pipes, conduits, appliances or plumbing works, or by dampness or by any other cause of whatsoever nature, unless caused by or due to the gross negligence of Landlord, its agents, servants, or employees. All personal property and equipment located in the Leased Premises shall be at the risk of Tenant.

         23. TENANT'S AND LANDLORD'S LIABILITY. Tenant shall reimburse Landlord for all expense, damage or fines, incurred or suffered by Landlord by reason of any breach, violation or nonperformance by Tenant, or its agents, servants, or employees, of any covenant or provision of this Lease or the Rules and Regulations promulgated by Landlord hereunder from time to time, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Property, or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants, employees, invitees or licensees in the use or occupancy of the Leased Premises or the common areas of the Property. Landlord shall reimburse Tenant for all expenses, damages or fines, incurred or suffered by Tenant by reason of any breach, violation or nonperformance by Landlord, or its agents, servants, or employees, of any covenant or provision of this Lease, or by reason of or arising out of the carelessness, negligence or improper conduct of Landlord, or its agents, servants, employees, invitees or licensees.

         24.      INDEMNITY.

                  (a) BY TENANT. Tenant shall indemnify and defend Landlord and its agents and employees and save them harmless from and against any and all claims, actions, damages, liabilities and expense in connection with loss of life, personal injury and/or damage to property arising from or out of, the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant, its agents, contractors, employees, servants, invitees or licensees, whether inside the Leased Premises or elsewhere in the Property.

                  (b) BY LANDLORD. Landlord shall indemnify and defend Tenant and its agents and employees to save them harmless from and against any and all claims, actions, damages, liabilities and expense in connection with loss of life, personal injury and/or damage to property occasioned wholly or in part by any act or omission of the Landlord, its agents, contractors, employees, servants, invitees or licensees, whether inside the Leased Premises or elsewhere in the Property.

         25.      TENANT'S INSURANCE.

                  (a) COVERAGES. Tenant shall have issued, pay the premiums therefor, and maintain in full force and effect during the Lease Term and any option period:

                           (i) COMPREHENSIVE LIABILITY. A commercial general liability insurance policy or policies in which the Landlord and Landlord's Mortgagee(s) (and such additional persons and/or entities as Landlord may request) and Tenant shall be the insured, protecting the Landlord and Landlord's mortgagee(s) (and such additional persons and/or entities as Landlord may request) and Tenant in the amount of at least Three Million and No/100 Dollars ($3,000,000.00) combined, single limit coverage for bodily injury, including death, or property damage, which amount may be increased from time to time by Landlord in its reasonable determination;

                           (ii)  ALL-RISK CASUALTY.  All-risk casualty
                                 insurance, naming Landlord (and such additional persons and/or entities as Landlord may request) and Tenant as insureds (as their interests may appear); written at replacement cost value and with replacement cost endorsement, covering all leasehold improvements installed in the Leased Premises by Tenant or at Tenant's request and all of Tenant's personal property in the Leased Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease).

                          (iii) WORKERS' COMPENSATION. If and to the extent required by law, workers' compensation and employer's liability or similar insurance in form and amounts required by law.

                  (b) POLICY REQUIREMENTS. Tenant's failure to provide such insurance or failure to pay the premiums when due, shall be deemed a default hereunder. Any monies expended by Landlord to cure said default shall be deemed Additional Rent and shall be due and owing with Tenant's next payment of Basic Monthly Rent. All such policies shall contain only such reasonable deductible amounts as may be provided in advance by Landlord and shall contain a provision that Landlord shall receive not less than thirty (30) days advance notice in writing from the insurance company of any intention of the insurance company to cancel such policy or policies. Tenant shall provide written evidence to Landlord of its acquisition of such policies prior to the commencement of this Lease and prior to any renewal date of such policies. All policies shall be carried with a reputable insurance company qualified to do business in the State of Maryland and rated not lower than A-XII in the A.M. Best Rating Guide.

                  (c) NO LIMITATION OF LIABILITY. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

         26. WAIVER OF SUBROGATION. Landlord and Tenant mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord (and any mortgagee requested by Landlord) or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party carries insurance or is required by this Lease to carry insurance.

         27. NO LIENS PERMITTED; DISCHARGED. Tenant will not permit to be created or to remain undischarged any lien, encumbrance or charge (arising out of any work done or materials or supplies furnished, or claimed to have been done or furnished, by any contractor, mechanic, laborer or materialman or any mortgage, conditional sale, security agreement or chattel mortgage, or otherwise by or for Tenant) which might be or become a lien or encumbrance or charge upon the Property or any part thereof or the income therefrom. If any lien, or notice of Lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work on the Leased Premises shall be filed against the Property or any part thereof, Tenant, within thirty
(30) days after notice of the filing thereof, will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all reasonable costs and expenses, including attorneys' fees, incurred by Landlord in connection therewith, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand. Nothing herein contained shall obligate Tenant to pay or discharge any lien created by Landlord.

         28. SIGNS, AWNINGS AND CANOPIES. Tenant may place or suffer to be placed or maintained on the exterior of the Leased Premises any sign, awning or canopy, or other written matter of any kind, provided that any such sign, awning, canopy or written matter is in compliance with the applicable federal, state and/or country regulations. Tenant further agrees to maintain in good condition and repair at all times such sign, awning, canopy, decoration, lettering, or written mater as may be approved.

         29. ENVIRONMENTAL PROTECTION. Tenant and Tenant's employees and agents shall not dispose of any oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance including, without limitation, asbestos (hereinafter collectively referred to as "hazardous waste"), as those terms are used in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or in any other federal, state or local law governing hazardous substances, as such laws may be amended from time to time (hereinafter collectively referred to as the "Act"), at, upon, under or within the Leased Premises or the Property, or into the plumbing or sewer or water system servicing the Leased Premises and/or the Property, nor shall Tenant, its agents or employees cause or permit the discharge, spillage, uncontrolled loss, seepage or filtration of any hazardous waste at, upon, under or within the Leased Premises of the Property or into the plumbing or sewer or water system servicing the same. Notwithstanding the foregoing, Landlord acknowledges that the use which Tenant contemplates for the Leased Premises involves the use, storage, and disposal of materials which are defined herein as hazardous waste, and Tenant shall have the right to maintain such materials on the Leased Premises so long as they are used, stored and disposed of in accordance with the Act. Tenant shall comply in all respects with the requirements of the Act and related regulations, and shall notify Landlord immediately in the event of its discovery of any hazardous waste at, upon, under or within the Leased Premises or the Property which has not been used, stored or disposed of in accordance with the Act. Tenant shall advise Landlord, in writing, of the identities of hazardous wastes being used and stored in the Leased Premises promptly upon written request from Landlord, but in no event less frequently than once every twelve (12) months. Tenant shall indemnify Landlord against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands, including reasonable attorneys' fees, arising out of any violation of or default by

Tenant, and its employees and agents, in the covenants of this Section. The provisions of this Section shall survive the expiration of the Lease Term.

         30. NOTICES. All notices to be given under this Lease shall be in writing and either (i) hand-delivered, (ii) sent by Federal Express (or other nationally recognized, overnight mail courier service), (iii) or mailed by United States Certified or Registered Mail, return receipt requested, postage prepaid. Notices should be delivered as follows:

                  (a) To Landlord to the attention of President at the business and mailing address stated on page 1 of this Lease.

                  (b) To Tenant to the attention of President, at the business and mailing address stated on page 1 of this Lease.

                           With a copy to:  Donovan, Leisure, Newton & Irvine
                                            30 Rockefeller Plaza
                                            New York, NY 10112

                                            Attn: William J.T. Brown, Esq.

Any such notice shall be deemed to be received on the date it is hand-delivered or delivered by Federal Express (or other nationally recognized, overnight mail courier service), or on the third day after the date on which it is deposited in the U.S. mails. Landlord and Tenant shall each have the right to change the person and/or address to which notices shall be delivered upon notice thereof to the other parties sent pursuant to the provisions of this paragraph.

         31. TIME. Except as expressly set forth herein to the contrary, Landlord and Tenant acknowledge that time is of the essence in the performance of any and all obligations, terms, and provisions of this Lease.

         32. POSTPONEMENT OF PERFORMANCE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, labor troubles, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, acts of God, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however that nothing in this section shall excuse any delay in the payment of Minimum Annual Rent or Additional Rent; and provided, further, that delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party. Nothing contained herein shall be construed to limit the provisions concerning the abatement of Minimum Annual Rent and Additional Rent resulting from fire and casualty damage or from condemnation damage to the Leased Premises as more fully described in Sections 20 and 21 hereof.

         33. BROKERS. Landlord and Tenant represent and warrant each to the other that neither has authorized any broker, agent or finder purporting to act on either's behalf in respect to this Lease transaction, and each hereby agree to indemnify and hold harmless one from the other from and against any cost, expense, claims, liability or damage resulting from a breach of the representation and warranty herein contained.

         34. NO WAIVER. No waiver by Landlord or Tenant of any breach of any of the terms, convenants, agreements, or conditions of this Lease shall be deemed to constitute a waiver of any succeeding breach thereof, or a waiver of any breach of any of the other terms, convenants, agreements, and conditions herein contained. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by such party. No employee of Landlord or of Landlord's agents shall have any authority to accept the keys of the Leased Premises prior to termination of the Lease, and the delivery of keys to any employee of Landlord or Landlord's agents shall not operate as a termination of the Lease or a surrender of the Leased Premises. The receipt by Landlord of any payment of the Minimum Annual Rent or Additional Rent with knowledge of the breach of any covenant of the Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations, hereafter adopted, against Tenant or any other tenant in the Property shall not be deemed a waiver of any such Rules and Regulations.

         35. AMENDMENTS. This Lease and the Exhibits attached hereto, together with the terms and conditions of that certain Stock Purchase Agreement between Landlord, Tenant and Cambridge Biotech Corporation, debtor, contain the entire agreement between the parties pertaining to the subject matter hereof, and any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         36. APPLICABLE LAW. The laws of the State of Maryland shall govern the validity, performance and enforcement of this Lease.

         37. TRANSFER OF THE PROPERTY. In the event of the sale or other transfer of landlord's right, title and interest in the Leased Premises or the Property, Landlord shall transfer and assign to such purchaser or transferee all amounts of pre-paid Minimum Annual Rent and Additional Rent, and provided that the purchaser or transferee shall assume all of the surviving liabilities and obligations of Landlord hereunder accruing after the consummation of such sale or transfer, Landlord thereupon shall be released from all liability and obligations hereunder derived from this Lease arising out of any act, occurrence or omission relating to the Leased Premises or this Lease occurring after the consummation of such sale or transfer. Tenant shall have no right to terminate this Lease, to abate Minimum Annual Rent or Additional Rent, nor to deduct from, nor set-off, nor counterclaim against Minimum Annual Rent or Additional Rent because of any sale or transfer (including, without limitation, any sale-leaseback) by Landlord or its successors or assigns.

         38. OPTION TO PURCHASE. At any time during the term hereof, provided that Tenant is not then in default hereof and provided further that Tenant, or a permitted assignee (which is a related party to Tenant pursuant to the provisions of Section 14 hereof) shall then occupy the Leased Premises, Tenant shall have the option to purchase the Property (subject only to the rights of the tenant under the BTRL Lease as to Parcel 1) at the then Fair Market Value (the "FMV") as of the date of the exercise of the option (subject to the provisions of the next succeeding paragraph). Tenant shall exercise this option by giving written notice to Landlord, setting forth its determination of the FMV. In the event Landlord does not agree with this determination, then the FMV shall be determined by independent appraisal in the same manner as is set forth in Section 3(b) hereof for determining Fair Rental Value, provided that such appraisal shall take into account the remaining terms of any leases then encumbering the Property, including this Lease, without regard to the effect, if any, of any merger or termination thereof which may result from the exercise of this Option.

         Landlord shall satisfy and discharge of record any mortgage on the Property and deliver a warranty deed in the customary form, subject only to such encumbrances as the Property is subject to on the date hereof as set forth on Exhibit A, liens for taxes not yet due and payable and such additional encumbrances (not including mortgage or liens) as do not materially interfere with the use of the Property as contemplated by this Lease, and Tenant shall pay the consideration no later than sixty (60) days from the receipt of the notice of option, or, in the event the appraisal process is required, and within ten
(10) days of such determination Tenant confirms its intention to buy at the FMV as so determined, within thirty (30) days from the date of determination of the FMV. In the event the Property shall be encumbered by a mortgage(s) (the "Mortgage") held by an institutional lender(s) which shall have a balance in excess of the FMV (the "Excess Balance"), in order to exercise the option Tenant shall pay in addition to the FMV an amount equal to the lesser of (i) Excess Balance or (ii) the amount by which 80% of FMV determined as of the date the Mortgage was granted exceeds FMV at the time the option is exercised; provided, however, that if any mortgage encumbering the Property at the date hereof continues to encumber the Property at the date of exercise of this option the sum of FMV and any amount paid pursuant to subsection (i) or (ii) above shall in no event be less then the amount necessary to discharge such mortgage (without regard to any mortgage subsequently attaching). There shall not be taken into account for the purposes of this calculation a Mortgage which encumbers property in addition to the Property unless Tenant shall have consented in writing to an allocation to the Property of a portion of the Mortgage encumbering such additional property.

         39. OPTION ON ADDITIONAL SPACE. Tenant shall have the option to lease the additional space currently leased to BTRL contracts and Services, Inc. pursuant to a lease dated June 30, 1992 (the "BTRL Lease") upon the expiration or sooner termination of the BTRL Lease, provided that Tenant shall give written notice to Landlord of its election to exercise such option no later than 180 days prior to the expiration date of the BTRL Lease or within sixty (60) days after written notice of the sooner termination of the BTRL Lease, at a rental rate equal to the then-prevailing square-foot rental rate under this Lease and otherwise on the terms and conditions set forth herein. This Lease shall be amended to add the space demised under the BTRL Lease upon the exercise of the option.

         40. PROCEDURE TO REQUIRE PURCHASE OR TERMINATION OF OPTION. If at any time during the term of this Lease, Landlord shall receive a bona fide offer to purchase the Property from a third party, which offer Landlord desires to accept, Landlord shall promptly deliver to Tenant a copy of such offer. Tenant may, within thirty (30) days after receipt of such offer, elect to purchase the Property on the same terms and conditions as set forth in such offer by delivery to Landlord of written notice of said exercise. In the event Tenant does not so elect to purchase, Landlord shall be free to sell the Property to the third party offeror on terms and conditions which are substantially the same as set forth in the offer, in no material respect less favorable to the Landlord, and subject to the terms of this Lease except that Tenant's Option to Purchase shall be extinguished. In the event the third party sale is not consummated, the Option to Purchase shall remain in effect.

         41. WAIVER OF COUNTERCLAIM AND TRIAL BY JURY/ATTORNEYS FEES. Landlord and Tenant waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Lease Premises, and any emergency statutory or any other statutory remedy. Tenant shall not interpose any counterclaim(s) or claim(s) for set-off, recoupment or deduction of Minimum Annual Rent or Additional Rent in a summary proceeding for nonpayment of Minimum Annual Rent or Additional Rent, unless such counterclaim is mandatory in nature and must be interposed in such summary proceeding against the other to enforce the terms and conditions of this Lease, the prevailing party shall be entitled to recover all reasonable attorneys fees and costs incurred as a result thereof.

         42. SEPARABILITY. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each other term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         43. CORPORATE AUTHORITY. Concurrently with the execution of this Lease, Tenant has delivered to Landlord a certified copy of a resolution of Tenant's Board of Directors (or other evidence reasonably satisfactory to Landlord) approving the leasing of the Leased Premises by Tenant pursuant to the terms and conditions contained herein, stating that this Lease if fully binding upon Tenant, and authorizing the execution of this Lease by each person signing this Lease on behalf of Tenant.

         44.      INTERPRETATION.

                  (a) CAPTIONS. The captions; marginal references, General Information sheet, and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way amplify, define, limit, construe, or describe the scope or intent of this Lease nor in any way affect this Lease.

                  (b) GENDER. The Neuter, feminine or masculine pronoun when used herein shall each include each of the other genders and the use of the singular shall include the plural.

                  (c) COVENANTS. The parties hereto agree that all the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision hereof.

                  (d) INTERPRETATION. The provisions of this Lease although initially drawn by Landlord were negotiated between the parties, and this Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

         45. LANDLORD'S AGREEMENT RE: CONTRACT OF SALE OF THE PROPERTY. Landlord agrees that, during the Lease Term and prior to its execution of any contract for the sale of the Property to a prospective purchaser, it shall give written notice of the existence of this Lease and Tenant's occupancy rights in and to the Lease Premises (together with a copy of this Lease), to any such prospective purchaser of the Property.

         46. REASONABLENESS OF EXPENSES. Wherever it is required by the terms of this Lease that one party reimburse the other party for costs and expenses incurred in connection with the performance of an obligation or the exercise of a right described herein, unless expressly stated otherwise, all costs and expenses for which such reimbursement is sought shall be reasonable in amount and nature, as determined in accordance with local standards of commercial reasonableness in the District of Columbia metropolitan area.

         47. LIMITS OF LANDLORD'S LIABILITY. In the event that any mortgagee or holder of a deed of trust or other security interest in the Property shall foreclose on the Property or accept a deed in lieu of foreclosure as a result of the failure of Landlord to pay any debt secured by the Property, then, thereafter, neither the owner of the Property, as Landlord, nor its agents, employees or officers, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease, and if such a subsequent owner of the Property, as Landlord, defaults in the performance of any of its obligations hereunder or otherwise, Tenant shall look solely to Landlord's equity, interest and rights in the Property for satisfaction of Tenant's remedies on account thereof.

         48. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and the heirs, personal representatives, successors and assigns of said parties.

         49. RECORDING. Landlord and Tenant agree that, at the request of either, each will execute a short form of this Lease in form satisfactory for recording in the office of the Montgomery County Clerk.

         IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this lease, or have caused same to be executed, sealed and delivered by their duly authorized attorney-in-fact, as of the day and year above written.

WITNESS/ATTEST:                        AQUILA BIOPHARMACEUTICALS, INC.

    /s/ WITNESS                        By:   /s/ AQUILA BIOPHARMACUETICALS, INC.
--------------------------------           -------------------------------------
                                            President

                                       Date of Execution: October 22, 1996
                                                          ----------------------

                                       BIOMERIEUX VITEK, INC.

                                       By:   /s/ BIOMERIEUX VITEK, INC.
                                           -------------------------------------
WITNESS/ATTEST:                             President

    /s/ WITNESS                        Date of Execution: October 22, 1996
--------------------------------                          ----------------------

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

1. Property as described in a Confirmatory Deed from Biotech Research Laboratories, Inc. to CBC recorded September 7, 1990 in Liber 9470 at folio 762 among the Land Records of Montgomery County, Maryland commonly known as 3 and 3 1/2 Taft Court.

       Subject to:

       a. Ten (10) foot wide utility easement across the front of the lot as shown on Plat recorded in Plat Book 102 at Plat 11503 among the Land Records of Montgomery County, Maryland.

       b. Portion of a Twenty (20) foot utility easement along the southwest line of the property as shown on Plat recorded in Plat Book 102 at Plat 11503 among the Land Records of Montgomery County, Maryland.

       c. Portion of a Ten (10) foot utility easement on the southeast line of the property as shown on Plat recorded in Plat Book 102 at Plat 11503 among the Land Records of Montgomery County, Maryland.

       d. Portion of the "Fairway Easement", as shown along the southeasterly line of the property as shown on Plat recorded in Plat Book 102 at Plat 11503 among the Land Records of Montgomery County, Maryland.

       e. Twenty (20) foot slope grading easement along the front of the property to terminate on completion and acceptance of all public improvements by the proper Governmental Authority, as dedicated by owner on Plat recorded in Plat Book 102 at Plat 11503 among the Land Records of Montgomery County, Maryland.

       f. Right of Way to the Mayor and Council of Rockville, recorded in Liber 6137 at Folio 845 among the Land Records of Montgomery County, Maryland.

       g. Lease Agreement between Cambridge Biotech Corporation, a Delaware corporation, Landlord, and BTRL Contracts and Services, Inc., a Massachusetts corporation, Tenant, dated June 30, 1992, relating to building commonly known as 3 Taft Court.

2. Property as described in a Confirmatory Deed from Biotech Research Laboratories, Inc. to CBC recorded September 7, 1990 in Liber 9740 at Folio 758 among the Land Records of Montgomery County, Maryland commonly known as 1500 East Gude Drive.


                                    - A-1 -

       Subject to:

       a. Twenty-Five (25) foot access easement across Lot (9) to benefit Lot (4) as shown on Plat recorded at Plat Book 114 at Plat No. 13548 among the Land Records of Montgomery County, Maryland.

       b. Thirty (30) foot Utility Easement as shown on Plat recorded at Plat Book 114 at Plat No. 13548 among the Land Records of Montgomery County, Maryland.

       c. Right of Way to Chesapeake and Potomac Telephone Company recorded in Liber 192 Folio 032.

       d. Minimum Building Restriction Line per owner's dedication on recorded plat.

       e. Note on Plat, "The Access Easement for Lot 4 as recorded in Liber 5489 at folio 570 and the Public Service Drive and Utility Easement as recorded in Plat Book 100 at Plat 11185 are abandoned by this plat, and the Easements shown hereon are created by this Plat."

       f. Effect of Note on Plat: "Upon dualization of Gude Drive, left turns into this entrance will not be permitted."

       g. Right of Way to Chesapeake and Potomac Telephone Company recorded in Liber 248 Folio 054.


                                     - A-2 -

                                   EXHIBIT A-1

                              Under Separate Cover